EXHIBIT 10.1
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 14th day of October, 2005, among BR HOLDING, INC., a Georgia corporation (“Bull Run”), CAPITAL SPORTS PROPERTIES, INC., a Delaware corporation (“Capital”), HOST COMMUNICATIONS, INC., a Kentucky corporation (“Host”), and DATASOUTH COMPUTER CORPORATION, a Delaware corporation (“Datasouth”), as borrowers (Bull Run, Capital, Host, and Datasouth collectively, the “Borrowers”), BULL RUN CORPORATION (the “Parent”), J. MACK ROBINSON, a Georgia resident (“Robinson”), and HOOP-IT-UP INTERNATIONAL, INC., a Delaware corporation, as guarantors (collectively with Parent and Robinson, the “Guarantors”), W. JAMES HOST, a Kentucky resident, as pledgor (the “Pledgor”, and together with the Borrowers and Guarantors, the “Credit Parties”), the LENDERS party hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (an “Issuing Bank”), and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Administrative Agent”).
R E C I T A L S:
     The Borrowers, the Parent, the Administrative Agent, the Issuing Bank and the Lenders entered into that certain Third Amended and Restated Credit Agreement dated as of October 18, 2004 (the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.
     The Borrowers have requested the Administrative Agent, the Issuing Bank and the Lenders amend the Credit Agreement to extend the Maturity Date, to increase the commitments, to change certain financial covenants and to make certain other changes to the Credit Agreement as set forth herein.
     Robinson entered into that certain Third Amended and Restated Robinson Pledge Agreement made as of October 18, 2004 (the “Robinson Pledge Agreement”) in favor of Administrative Agent.
     The Borrowers and Robinson have requested the Administrative Agent amend the Robinson Pledge Agreement (the “Robinson Pledge Amendment”) simultaneous with this Amendment to make certain changes to the Robinson Pledge Agreement.
     NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto intending to be legally bound hereby, agree as follows:
     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

     SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.
     SECTION 2.1 Amendments to Definitions. The definitions set forth in Section 1.01 of the Credit Agreement are hereby amended as follows:
          Section 2.1.1 The definition of “EBITDA” shall be amended to add a new subsection (f) to read follows:
          (f) one time, non-reoccurring costs incurred in the proposed merger with Triple Crown Media, Inc., to the extent deducted from Operating Income.
          Section 2.1.2 The definition of “Interest Expense” shall be amended and restated in its entirety to read as follows:
          “Interest Expense” shall mean, for any period, interest expense of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and including capitalized and non-capitalized interest and the interest component of Capitalized Lease Obligations but, notwithstanding GAAP, excluding (i) the payment by the Parent and its Subsidiaries of Dividends on their preferred stock and (ii) the accrual by the Parent and its Subsidiaries of non-cash interest payable to Robinson on any Subordinated Note acquired by Robinson, when such interest is payable to Robinson solely at the maturity date of the Subordinated Note.
          Section 2.1.3 The definition of “Robinson Pledge Agreement” shall be amended and restated in its entirety to read as follows:
          “Robinson Pledge Agreement” shall mean that certain Third Amended and Restated Robinson Pledge Agreement dated October 18, 2004 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Robinson Pledge Agreement dated as of October 14, 2005) executed by Robinson in favor of the Administrative Agent, substantially in the form of Exhibit M attached hereto, pursuant to which Robinson pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders the shares of Capital Stock set forth on Schedule 1 thereto, and such other shares of Capital Stock as may be required by the terms thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.
          Section 2.1.4 The definition of “Maturity Date” shall be amended and restated in its entirety to read as follows:
          “Maturity Date” shall mean November 15, 2006, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise) in accordance with the terms hereof.

          Section 2.1.5 There shall be added a new definition of “Principal Reduction Date” which shall read in its entirety as follows:
          “Principal Reduction Date” shall have the meaning ascribed thereto in Section 2.6(d)(iii) hereof.
          Section 2.1.6 The definition of “Tranche B Revolving Loan Commitment” shall be amended and restated in its entirety to read as follows:
          “Tranche B Revolving Loan Commitment” shall mean the several obligations of the Tranche B Revolving Lenders to advance to the Borrowers $6,000,000, on and after the Agreement Date, in accordance with their respective Tranche B Revolving Loan Commitment Ratios, pursuant to the terms hereof, and as such amount may be reduced from time to time, pursuant to the terms hereof. Each reference to the Tranche B Revolving Loan Commitment contained in this Agreement shall be deemed to refer to the Tranche B Revolving Loan Commitment then in effect.
          Section 2.1.7 The definition of “Tranche B Revolving Loan Notes” shall be amended and restated in its entirety to read as follows:
          “Tranche B Revolving Loan Notes” shall mean those certain promissory notes of even date herewith in the aggregate principal amount of $6,000,000, issued by the Borrowers to each of the Tranche B Revolving Lenders and substantially in the form of Exhibit K-2 attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.
     SECTION 2.2 Amendment to Article 2. Article 2 of the Credit Agreement is hereby amended as follows:
          Section 2.2.1 Section 2.1 of the Credit Agreement is hereby amended by deleting “$58,931,694.54” and inserting “$61,931,694.54” in lieu thereof.
          Section 2.2.2 Section 2.6(d)(i) of the Credit Agreement shall be amended and restated in its entirety to read as follows:
          (i) In the event that after the Agreement Date, the Parent or any Borrower or any Subsidiary of any Borrower shall issue any Capital Stock (other than in connection with the last sentence of this Section 2.6(d)(i)), one hundred percent (100%) of the Net Cash Proceeds received by the Parent, such Borrower or such Subsidiary from such issuance shall be paid on the date of receipt thereof by the Parent, such Borrower, or such Subsidiary to the Lenders as a mandatory payment of the Loans. Subject to the provisions of Section 8.2(d) hereof, the payment due hereunder shall be applied, on a pro rata basis, to reduce the outstanding principal balance of the Term Loans, and any surplus shall be applied to repay outstanding Revolving Loans on a pro rata basis. Nothing in this Section shall authorize any Borrower to issue any Capital Stock or incur any Funded Debt except as expressly permitted by this Agreement. The Revolving Loan Commitments shall not be permanently reduced by the amount of any payment of the Revolving Loans due under this Section 2.6(d)(i). Notwithstanding the foregoing, the Parent or any Borrower or any Subsidiary of any Borrower may issue any Capital Stock in connection with any equity contribution or a series of equity contributions, up to an aggregate amount of $15,000,000, less the amount, if any, of subordinated Indebtedness outstanding pursuant to Section 7.1(l) hereof occurring after the Agreement Date and prior to Maturity Date, provided, that such Capital Stock does not permit early redemption, acceleration or any payment of any obligations thereunder (other than payment in Capital Stock of such Person) prior to six months after the Maturity Date.
          Section 2.2.3 Section 2.6(d) of the Credit Agreement shall be further amended by adding new subsection (iii) which shall read in its entirety as follows:
          (iii) On each of February 27, 2006, May 31, 2006, August 31, 2006 and October 31, 2006 (each a “Principal Reduction Date”), Borrowers shall make a mandatory prepayment in the amount of $2,500,000 each. Subject to the provisions of Section 8.2(d) hereof, the payments due under this Section 2.6(d)(iii) shall be applied, on a pro rata basis, to reduce the outstanding principal balance of the Term Loans, and any surplus shall be applied to repay outstanding Revolving Loans on a pro rata basis; provided that if such application of payments is not permitted under Applicable Law with respect to Margin Stock, the payment due under this Section 2.6(d)(iii) shall be applied in a manner consistent with Applicable Law and satisfactory to the Administrative Agent and Requisite Lenders. The Revolving Loan Commitments shall not be permanently reduced by the amount of any application of a prepayment to Revolving Loans under this Section 2.6(d)(iii).
          Section 2.2.4 Section 2.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:
          Section 2.12 Use of Proceeds. The proceeds of the Revolving Loans shall be used for the Borrowers’ general operating capital needs to the extent not inconsistent with the provisions of this Agreement; provided that $3,000,000 of the Tranche B Revolving Loans must be used to (a) make rights fee payments to universities in October and November 2005 and (b) repay a loan made by Robinson to Borrowers in September 2005 to finance the payment of rights fee payments owed to universities in September 2005 notwithstanding limitations set forth in Sections 7.4 and 7.12; provided further that (i) the repayment referred to in clause (b) of this Section from the proceeds of the Tranche B Revolving Loans does not exceed $1,000,000 and (ii) no such repayment may be made to Robinson if immediately after making such payment, the Collateral Margin (as defined in the Robinson Pledge Agreement) shall be less than 135%.

     SECTION 2.3 Amendment to Article 5. Article 5 of the Credit Agreement is hereby amended by adding to new Section 5.23, which shall read in its entirety as follows:
          Section 5.23 Subordinated Note. On or before December 31, 2005, the Parent shall cause the maturity date of the Subordinated Note to be extended to a date not earlier than December 31, 2006.
     SECTION 2.4 Amendment to Article 6. Article 6 is hereby amended by amending and restating Section 6.8 in its entirety to read as follows:
          Section 6.8 Robinson Financials. On or before March 31, 2005, personal financial statements for Robinson for the year ended December 31, 2004, and on or before March 31, 2006, personal financial statements for Robinson for the year ended December 31, 2005.
     SECTION 2.5 Amendments to Article 7. Article 7 is hereby amended as follows:
          Section 2.5.1. Section 7.1(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          (m) subordinated Indebtedness that (i) is outstanding on the Agreement Date, (ii) is owed to Robinson, (iii) does not exceed $6,050,000 in the aggregate, (iv) does not have a maturity date earlier than December 31, 2006; and (v) is in form and substance reasonably satisfactory to the Administrative Agent; and
          Section 2.5.2. Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          Section 7.15 Interest Coverage Ratio. The Borrowers shall not permit the ratio of the sum of (a) Adjusted EBITDA (excluding from Adjusted EBITDA for purposes of this Section only any extraordinary gains or losses) for the relevant Measurement Period (as defined below), and (b) the aggregate Additional Investments made during the relevant Measurement Period to Interest Expense for the relevant Measurement Period to be less than the ratio indicated below as of the fiscal quarter ending date set forth below:

Fiscal Quarter Ending Date	Ratio
November 30, 2004	1.50 to 1.00

February 29, 2005	1.50 to 1.00

May 31, 2005	1.50 to 1.00

August 31, 2005	1.50 to 1.00

Fiscal Quarter Ending Date	Ratio
November 30, 2005	1.35 to 1.00

February 29, 2006	1.50 to 1.00

May 31, 2006	1.75 to 1.00

August 31, 2006	1.75 to 1.00
As used herein, “Measurement Period” shall mean, with respect to any fiscal quarter ending date set forth above through and including August 31, 2005, that portion of the fiscal year ended on such fiscal quarter ending date and for fiscal quarters ending after August 31, 2005, the cumulative four quarter periods ending on the fiscal quarter ending date.
     SECTION 2.6 Amendment to Article 8. Article 8 is hereby amended by amending and restating Section 8.1(c) of the Credit Agreement in its entirety to read as follows:
          (c) The Parent, any Borrower or Robinson shall default in the performance or observance of any agreement or covenant in Section 5.1, 5.5, 5.7, 5.19, 5.20, 5.22 or 5.23, or in Article 6 or Article 7 hereof, in the Robinson Guaranty or in any Security Document;
     SECTION 2.7 Amendments to Article 9. Section 9.15 of the Credit Agreement shall be amended by adding new subsection (e) which shall read in its entirety as follows:
          (e) Each Lender and each Issuing Bank hereby consents and agrees to a release, on or immediately after each Principal Reduction Date, of collateral pledged by Robinson pursuant to the Robinson Pledge Agreement (the “Released Collateral”); provided, that (i) the fair market value of the Released Collateral on or immediately after any Principal Reduction Date shall not exceed the sum of (y) $1,000 plus (z) the scheduled mandatory principal payment made on such Principal Reduction Date and applied to reduce the outstanding principal balance of the Term Loans, all as in accordance with Section 2.6(d)(iii), (ii) on each date of such release, immediately after giving effect to such release, the Collateral Margin (as defined in the Robinson Pledge Agreement) shall not be less than the applicable Minimum Collateral Margin (as defined in the Robinson Pledge Agreement), and (iii) if any ownership certificate is delivered by the Administrative Agent to Robinson or an agent of Robinson in order to have a replacement ownership certificate issued to facilitate the release of the Released Collateral, such replacement stock certificate representing all shares of stock included on the certificate so delivered by the Administrative Agent, but not intended to be included as Released Collateral, must be delivered to the Administrative Agent within 20 days of the date of such delivery by the Administrative Agent. Each Lender and each Issuing Bank directs the Administrative Agent to execute, deliver and file such termination and partial release statements and take such other actions as are necessary to release Liens in favor of the Administrative Agent on the Released Collateral pledged under the Robinson Pledge Agreement.
     SECTION 2.8 Amendments to Schedules. Schedules 1, 4.1(d), 4.1(h), 4.1(l), 4.1(m), 4.1(w), 5.11, 5.15, and 7.6 to the Credit Agreement are hereby amended and restated in their entirety and are replaced with Schedules 1, 4.1(d), 4.1(h), 4.1(l), 4.1(m), 4.1(w), 5.11, 5.15, and 7.6, respectively, attached hereto.
     SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions and the provisions of Section 6:
     (a) receipt by the Administrative Agent from each of the parties hereto of duly executed counterparts of this Amendment signed by such party.
     (b) the fact that the representations and warranties of each of the Borrowers contained in Article 4 of the Credit Agreement and Section 6 of this Amendment shall be true on and as of the date hereof;
     (c) receipt by the Administrative Agent from each of the parties thereto of a duly executed counterpart of the Robinson Pledge Amendment in form and substance satisfactory to the Administrative Agent;
     (d) receipt by the Administrative Agent of legal opinions of Troutman Sanders LLP, counsel to the Guarantors, Bull Run, Capital and Datasouth, and Dinsmore & Shohl LLP, counsel to Host, each with respect to this Amendment in form and substance satisfactory to the Administrative Agent;
     (e) receipt by the Administrative Agent with respect to each Credit Party, as applicable, of (i) a true, correct and complete certified copy of the resolutions of such Credit Party authorizing the execution, delivery and performance by such Credit Party of this Amendment, (ii) a certificate of incumbency with respect to each officer executing this Amendment on behalf of such Credit Party, (iii) a certificate of good standing from the Secretary of State for the jurisdiction of such Credit Party’s incorporation, and (iv) a closing certificate executed by an Authorized Signatory of such Credit Party in form and substance satisfactory to the Administrative Agent;
     (f) receipt by the Administrative Agent of a duly executed Tranche B Revolving Loan Note to the order of each Tranche B Revolving Lender in the amount of such Tranche B Revolving Lender’s pro rata share of the Tranche B Revolving Loan Commitment;
     (g) receipt by the Administrative Agent of satisfactory evidence that upon the effectiveness of this Amendment, the Borrowers and the Lenders shall be in full compliance with Regulations T, U and X of the Board, including evidence that the sum of the aggregate principal amount of the Loans plus the Letter of Credit Obligations will not exceed an amount equal to the sum of (i) 100% of the then current fair market value of all Collateral (other than Collateral constituting Margin Stock) plus (ii) 50% of the then current market value of all Collateral constituting Margin Stock;

     (h) receipt by the Administrative Agent of a Solvency Certificate of the Borrowers on a consolidated basis with each of their Subsidiaries executed by the Chief Financial Officer of the Parent and Host, regarding the solvency and financial condition of the Borrowers and their Subsidiaries, that all internally prepared financial statements fairly present the financial condition of the Borrowers and their subsidiaries for the periods and as of the dates to which they relate, in form and substance satisfactory to the Administrative Agent, together with copies of financial projections through August 31, 2006;
     (i) receipt by the Administrative Agent of copies of the draft unaudited financial statements of the Parent and its Subsidiaries for the fiscal year ended August 31, 2005;
     (j) receipt by the Administrative Agent of a written certificate from the Borrowers and the Parent stating that all representations and warranties made in the Loan Documents are true and correct in all material respects as to the date hereof (except for representations and warranties made as of a particular date); and
     (k) payment by the Borrowers of all fees and expenses owing to the Administrative Agent and the Lenders in connection with the preparation, negotiation and execution of this Amendment, as well as in connection with the transactions contemplated herein, including, without limitation, all reasonable fees and expenses of counsel to the Administrative Agent.
     SECTION 4. Other Loan Documents. Each Guarantor and Pledgor confirms, acknowledges and agrees that each Loan Document to which it is a party is and remains in full force and effect and shall cover the Loans as amended and modified by this Amendment. No Loan Document shall in any way be impaired, discharged, diminished, or released by this Amendment or the documents and instruments contemplated hereby. Except as amended and modified hereby, the Loan Documents shall be, and remain, in full force and effect. The Lenders hereby consent to the terms of this the Robinson Pledge Amendment.
     SECTION 5. No Other Amendment. Except for the amendments set forth above and in the Robinson Pledge Amendment, the text of the Credit Agreement, the Robinson Pledge Agreement and other Loan Documents shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall be construed as, a novation. The Credit Agreement, the Robinson Pledge Agreement, the other Loan Documents, this Amendment and the Robinson Pledge Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement or Robinson Pledge Agreement, except as herein amended or amended in the Robinson Pledge Amendment, nor affect or impair any rights, powers or remedies under the Credit Agreement or Robinson Pledge Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes or the Obligations. Each of the Borrowers promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed. Each of the Borrowers hereby expressly agrees that the Credit Agreement and Robinson Pledge Agreement, each as amended, and the Notes are in full force and effect. To the extent that any of the other Loan Documents shall conflict with or otherwise contradict the Credit Agreement, as amended by this Amendment (including any consents and waivers herein provided), the terms of the Credit Agreement, as amended hereby, shall control.
     SECTION 6. Representations and Warranties. Each of the Credit Parties hereby represents and warrants to each of the Lenders as follows:
     (a) No Default under the Credit Agreement, nor any other event or condition constituting a default under any other Loan Document, has occurred and is continuing unwaived by the Lenders on the date hereof.
     (b) Each of the Credit Parties has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.
     (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each of the Credit Parties and constitutes the legal, valid and binding obligation of each of the Credit Parties, enforceable against each of the Credit Parties in accordance with its terms, provided that such enforceability is subject to general principles of equity.
     (d) The execution and delivery of this Amendment and the performance by each of the Credit Parties of its obligations hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over any Credit Party, nor be in contravention of or in conflict with the certificate of incorporation or bylaws of any Credit Party, or the provision of any statute, or any judgment, order, indenture, instrument, agreement or undertaking, to which any Credit Party is party or by which any Credit Party’s assets or properties are or may become bound.
     SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
     SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.
     SECTION 9. Joinder of Existing Guarantors and Pledgors. Each Guarantor and Pledgor confirms, acknowledges and agrees that each Loan Document to which it is a party is and remains in full force and effect and shall cover the Loans as amended and modified by this Amendment and the Robinson Pledge Amendment. No Loan Document shall in any way be impaired, discharged, diminished, or released by this Amendment, the Robinson Pledge Amendment or the documents and instruments contemplated hereby. Except as amended and modified hereby, or by the Robinson Pledge Amendment, the Loan Documents shall be, and remain, in full force and effect.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BORROWERS:

BR HOLDING, INC.

By:	/s/ FREDERICK J. ERICKSON	(Seal)

Name: Frederick J. Erickson
Title: Vice President - Finance

CAPITAL SPORTS PROPERTIES, INC.

By:	/s/ FREDERICK J. ERICKSON	(Seal)

Name: Frederick J. Erickson
Title: Vice President

HOST COMMUNICATIONS, INC.

By:	/s/ FREDERICK J. ERICKSON	(Seal)

Name: Frederick J. Erickson
Title: Vice President

DATASOUTH COMPUTER CORPORATION

By:	/s/ FREDERICK J. ERICKSON	(Seal)

Name: Frederick J. Erickson
Title: Executive Vice President - Finance & Admin.

PARENT:

BULL RUN CORPORATION, as a Guarantor

By:	/s/ FREDERICK J. ERICKSON	(Seal)

Name: Frederick J. Erickson
Title: Vice President - Finance

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ JOE MYNATT

Name: Joe Mynatt
Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ SUSAN L. LEFEBVRE

Name: Susan L. LeFebvre
Title: Director

By:	/s/ LANA GIFAS

Name: Lana Gifas
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ KEN BAUCHLE

Name: Ken Bauchle
Title: Senior Vice President

BANK ONE, N.A.

By:	/s/ CHERYL HARDIN

Name: Cheryl Hardin
Title: Vice President

FIFTH THIRD BANK

By:	/s/ HOLLY BRANHAM

Name: Holly Branham
Title: CRM-AC

     This Amendment is hereby acknowledged by, consented and agreed to, and duly executed and delivered as of the day and year first above.

GUARANTORS:

HOOP-IT-UP INTERNATIONAL

By:	/s/ FREDERICK J. ERICKSON	(Seal)

Name: Frederick J. Erickson
Title: Vice President

/s/ J. MACK ROBINSON		(SEAL)

J. Mack Robinson

PLEDGOR:

/s/ W. JAMES HOST		(SEAL)

W. James Host